EXHIBIT 10.2

UNITED STATES OF AMERICA
FEDERAL HOUSING FINANCE AGENCY

In the Matter of:	)	Order No. 2013-XX
Federal Home Loan Bank of Seattle	)
)

CONSENT ORDER

WHEREAS, pursuant to supervisory authorities provided in sections 1311 and 1313 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (“Safety and Soundness Act”), 12 U.S.C. §§ 4511 and 4513, the Acting Director of the Federal Housing Finance Agency (“Agency” or “FHFA”) has determined that it would be appropriate to amend a Consent Order previously issued to address certain unsafe and unsound practices at the Federal Home Loan Bank of Seattle;
WHEREAS, the Federal Home Loan Bank of Seattle (“Bank”) is a Federal Home Loan Bank that has been established pursuant to section 3 of the Federal Home Loan Bank Act (“Bank Act”), 12 U.S.C. § 1423, and operates pursuant to the Bank Act and the Safety and Soundness Act as such acts have been amended by the Housing and Economic Recovery Act of 2008 (“HERA”);
WHEREAS, the Bank and the Agency have entered into a Stipulation and Consent to the Issuance of an Amended Consent Order (“Amended Consent Order), dated October XX, 2013; and

WHEREAS, the Acting Director has determined that it would be in the public interest to issue this Amended Consent Order, which will amend and supersede in its entirety the Order issued on October 25, 2010;
NOW THEREFORE, the Acting Director, pursuant to the authority vested in him by the Safety and Soundness Act and the Bank Act, both as amended by HERA, hereby orders that:
Article I
Oversight
(1) The Bank’s board of directors (“Board”) shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Amended Consent Order and shall submit such reports as directed by the Agency.
(2) Such reports shall be provided in such format and through such method as directed by the Agency.
Article II
Asset Composition Program
The Board shall develop and submit a plan acceptable to the Agency for increasing advances and other core mission assets as a proportion of the Bank’s balance sheet, which plan satisfies any requirement the Agency may provide. Upon approval by the Agency, the Bank shall implement and adhere to the plan developed under this Article.
Article III
Capital Adequacy and Retained Earnings
(1) The Bank shall not resume redemptions of its capital stock without written permission of FHFA. FHFA may grant permission to the Bank either to resume redemptions generally without limit or to begin redeeming mandatorily redeemable stock in accordance with a plan approved by FHFA.
(2) The Bank shall not repurchase excess stock of members or former members without first confirming that FHFA does not object to such action.
(3) The Bank shall not declare or pay a dividend without first confirming that FHFA does not object to such action.
Article IV
Miscellaneous
(1) Any approval or non-objection or other communication required under this Amended Consent Order may be provided by the Deputy Director or Associate Director, Examinations, of the Division of Bank Regulation or a person acting in such capacity, or such other party to whom such authority is specifically delegated.
(2) Any report or plan or other communication to be submitted by the Bank or the Board to the FHFA under this Amended Consent Order shall be sent in writing or electronically to such person specifically identified by FHFA to receive such report at the following address:

Federal Housing Finance Agency
Division of Bank Regulation
Constitution Center
400 7th Street, SW
Washington DC 20024

The Agency may direct the Bank to send a particular report to a different address if convenient for the person identified to receive such report.
(3) This Amended Consent Order does not relieve the Bank of any obligation to continue to implement or follow the terms of any plan or policy adopted or approved under the Consent Order dated October 25, 2010, unless the Bank is otherwise so directed or informed by FHFA.

(4) The provisions of this Amended Consent Order shall be effective upon its execution, and the provisions shall continue in full force and effect until such provisions are amended, excepted, waived, or terminated in writing by the Agency. The Agency may provide guidance to the Bank regarding matters described in this Amended Consent Order.
IN TESTIMONY WHEREOF, the undersigned Acting Director of the FHFA has hereunto set his hand on behalf of himself and FHFA.

/s/ Edward J. DeMarco
Edward J. Demarco
Acting Director
Federal Housing Finance Agency

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